SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement.
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2)).
[ X ]  Definitive Proxy Statement.
[   ]  Definitive Additional Materials.
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12.

                      FIRST INVESTORS SERIES FUND II, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
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       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
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            computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
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       Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting
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       statement number, or the Form or Schedule and the date of its filing.
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

September 24, 2002

First Investors
95 Wall Street
New York, New York  10005

Dear Shareholders and Contract or Policy Owners:

We are seeking your approval of certain changes to First Investors Utilities Income Fund and Life Series Utilities Income Fund (the "Funds"). Each Fund's Board of Directors or Trustees (the "Board") has unanimously approved these changes and recommends that you vote to approve them as well. These changes, which are described in more detail in the attached joint Proxy Statement, are designed to enhance each Fund's investment performance.

WHAT ARE THE MAIN CHANGES? We propose to broaden the Funds' investment focus to enable them to invest more extensively in income-producing common stocks and other equity securities of companies in a variety of industries, rather than just the utilities industry. The Funds will seek to invest in companies that their investment adviser believes are undervalued. The First Investors Utilities Income Fund will change its name to the First Investors Value Fund, and the Life Series Utilities Income Fund will change its name to the Life Series Value Fund.

WHY ARE WE RECOMMENDING THESE CHANGES? Due to deregulation and other market developments, utilities securities have become more volatile. Moreover, a new Securities and Exchange Commission rule has made it more difficult for utilities funds to diversify their holdings with non-utilities securities. The proposed changes will enable the Funds to achieve better industry diversification and to lower their overall risk profiles.

ARE THERE ANY OTHER CHANGES? Yes. We propose to change each Fund's investment objective to "total return." Currently, each Fund seeks primarily high current income and secondarily long-term capital appreciation. If approved, the new objective would be "non-fundamental" so that, in response to potential market and regulatory developments, the Board could change the objective of each Fund without the delay and cost to the Fund of obtaining shareholder approval. We also propose to modify or eliminate certain related or incidental investment policies.

PLEASE READ THE ENCLOSED MATERIALS CAREFULLY AND VOTE YOUR SHARES TODAY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. BY DOING SO, YOU WILL HELP THE FUNDS AVOID THE COSTS OF ADDITIONAL MAILINGS. THE BOARD OF THE FUNDS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE CHANGES.

Very truly yours,


/s/ Kathryn S. Head
-------------------------------
Kathryn S. Head
President
First Investors Series Fund II, Inc.
First Investors Life Series Fund

                      FIRST INVESTORS UTILTIES INCOME FUND
                        LIFE SERIES UTILTIES INCOME FUND
                                 95 Wall Street
                            New York, New York 10005
                                ________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                OCTOBER 31, 2002


To the Shareholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders ("Meeting") of First Investors Utilities Income Fund ("Fund"), a series of First Investors Series Fund II, Inc. ("Corporation") and Life Series Utilities Income Fund, a series of First Investors Life Series Fund, ("Trust") will be held on October 31, 2002, at 95 Wall Street, New York, New York 10005, at 10 a.m., Eastern time, for the following purposes:

     1. To approve or disapprove proposals to change the fundamental investment objective of each Fund; and

     2. To approve or disapprove proposals to modify or eliminate certain fundamental investment policies of each Fund.

Shareholders of record as of the close of business on September 23, 2002, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

PLEASE EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY EACH FUND'S BOARD OF DIRECTORS/TRUSTEES. RETURNING YOUR PROXY PROMPTLY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING AND TO AVOID THE COSTS OF ADDITIONAL PROXY MAILINGS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO A FUND AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE MEETING

By Order of the Board of Directors/Trustees,


Concetta Durso
Secretary

September 24, 2002
95 Wall Street
New York, New York 10005

                      FIRST INVESTORS UTILITIES INCOME FUND
               (A SERIES OF FIRST INVESTORS SERIES FUND II, INC.)

                                       AND

                        LIFE SERIES UTILITIES INCOME FUND
                 (A SERIES OF FIRST INVESTORS LIFE SERIES FUND)


                                 95 WALL STREET
                            NEW YORK, NEW YORK 10005
                         ______________________________

                                 PROXY STATEMENT
                         ______________________________

                         SPECIAL MEETING OF SHAREHOLDERS

                                OCTOBER 31, 2002

     This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of the First Investors Utilities Income Fund ("Utilities Income Fund"), a series of First Investors Series Fund II, Inc. ("Corporation"), and the Life Series Utilities Income Fund, a series of First Investors Life Series Fund ("Trust"), in connection with the solicitation of proxies made by, and on behalf of, the Corporation's Board of Directors and the Trust's Board of Trustees (collectively, the "Board") to be used at the Special Meeting of Shareholders to be held on October 31, 2002, at the principal executive office of the Corporation and the Trust, 95 Wall Street, New York, New York, at 10:00 a.m. Eastern Time. The Utilities Income Fund and Life Series Utilities Income Fund are collectively referred to as the "Funds" and the Special Meeting for each Fund and any adjournments thereof are referred to collectively as the "Meeting."

     This Proxy Statement and the accompanying proxy card are also being furnished to persons who have invested in the Life Series Utilities Income Fund through variable annuity contracts and variable life policies issued by First Investors Life Insurance Company ("FIL"). Although FIL is the sole shareholder of the Life Series Utilities Income Fund, it will vote shares that are attributable to variable annuity contracts or variable life policies in accordance with the votes received from the contract owners and policy holders. FIL will vote shares attributable to contract owners or policy holders who do not vote in the same proportion that it votes shares attributable to those who do vote. Since contract owners and policy holders essentially are entitled to vote through FIL, we will refer to them hereinafter simply as "shareholders".

     The presence, in person or by proxy, of Fund shareholders entitled to cast a majority of all votes entitled to be cast at the Meeting will constitute a quorum. In the absence of a quorum or in the event that a quorum is present at the Meeting, but votes sufficient to approve the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote "FOR" the proposals in favor of such an adjournment and will vote those proxies required to be voted "AGAINST" the proposals against such adjournment. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Broker non-votes are shares held in "street name" for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes but will not be voted for or against any adjournment or proposal.

     All properly executed and unrevoked proxies received in time for the Meeting will be voted as instructed by shareholders. Approval of each proposal requires the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting. If you execute your proxy but give no voting instructions, your shares that are represented by proxies will be voted "FOR" the proposals in this Proxy Statement and "FOR" or "AGAINST" any other business which may properly arise at the Meeting, in the proxies' discretion.

     Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Funds ("Secretary"). To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate the shareholder's name and account number. In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy by voting in person.

     Shareholders of record as of the close of business on September 23, 2002 ("Record Date"), are entitled to vote at the Meeting. On the Record Date, the Utilities Income Fund had 27,249,334.115 shares issued and outstanding, consisting of 23,278,315.681 Class A shares and 23,278,315.681 Class B shares. On the Record Date, the Life Series Utilities Income Fund had 3,971,018.434 shares issued and outstanding. Shareholders are entitled to one vote for each full share held and a fractional vote for each fractional share held. As of the Record Date, neither Fund knows of any person who owns beneficially or of record more than 5% of any class of shares of the Funds. As of that same date, the Board, as a group, owned less than 1% of any class of the Funds' outstanding shares.

     The solicitation of proxies, the cost of which will be borne by the Funds, will be made by mail. The Funds' officers, and those employees of First Investors Management Company ("FIMCO") who assist in the proxy solicitation, will not receive any additional or special compensation for any such efforts. The Funds will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares held of record by such persons. The Funds may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation.

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about September 24, 2002.

     COPIES OF THE FUNDS' MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, INCLUDING FINANCIAL STATEMENTS, HAVE PREVIOUSLY BEEN DELIVERED TO SHAREHOLDERS. SHAREHOLDERS MAY REQUEST COPIES OF THE FUNDS' ANNUAL AND SEMI-ANNUAL REPORTS BY WRITING ADMINISTRATIVE DATA MANAGEMENT CORP., 581 MAIN STREET, WOODBRIDGE, NJ 07095-1198, OR BY CALLING 1-800-423-4026.

                                  INTRODUCTION

     Subject to shareholder approval, the Board recently approved for each Fund a new non-fundamental investment objective and it modified and eliminated certain fundamental investment policies. These actions were taken in response to developments over the years relating to the securities of utilities companies. When the Funds were organized, investments in such securities typically represented conservative investments that produced relatively steady income streams. Due to subsequent deregulation and other market developments, utilities securities have become more volatile. Moreover, a new Securities and Exchange
Commission rule has made it more difficult for utilities funds to diversify their holdings with non-utilities securities. The performance of securities issued by these companies has become less predictable. Although your Funds have performed well relative to their peers, securities issued by utilities companies have under performed many other segments of the markets in recent years and produced a corresponding lag in each Fund's investment performance in recent years. As a result, you are being asked to approve the following proposals.

     If shareholders approve the proposed changes, each Fund will invest primarily in income-producing common stocks and other income-producing securities, such as convertible bonds, convertible preferred stock, foreign securities purchased directly or through American Depository Receipts and, to a more limited degree, fixed income securities. The investment adviser would seek out securities of companies that it believes are undervalued based upon quantitative and qualitative analysis including, but not limited to, fundamental research. When performing this analysis, the investment adviser would look for companies that display at least one of the following characteristics: low price to earnings ratio, low price to cash flow, low price to book value, low corporate leverage and insider buying. In order to implement these changes, each Fund's investment adviser would expect to make substantial changes to the current investment portfolios, which would result in the Funds incurring transaction costs. However, the investment adviser does not expect these transactions to have any material tax consequences on the Funds or their shareholders.

     If the proposed changes are approved, each Fund will change its name to "First Investors Value Fund" or "Life Series Value Fund," as appropriate.

PROPOSAL 1: TO APPROVE OR DISAPPROVE PROPOSALS TO CHANGE THE INVESTMENT OBJECTIVE OF EACH FUND.

     (A)    CHANGE EACH FUND'S INVESTMENT OBJECTIVE TO TOTAL RETURN.

     Each Fund's current investment objective is as follows: "The Fund seeks high current income and secondarily long-term capital appreciation."

     The Board seeks shareholder approval to change each Fund's investment objective to the following: "The Fund seeks total return."

     Total return is comprised of long-term capital appreciation and income from both equity and fixed income securities. To achieve this new investment objective, the Fund would pursue investment strategies expected to produce both long-term capital appreciation through investment in common stocks and other equity securities and high current income consistent with preservation of capital through investments in income producing securities, primarily by investing in dividend paying common stocks.

     (B)    CHANGE  EACH  FUND'S   INVESTMENT   OBJECTIVE  FROM  FUNDAMENTAL  TO
            NON-FUNDAMENTAL.

     Currently, each Fund's investment objective is fundamental. Because the objective is fundamental, it cannot be changed without shareholder approval. The Board seeks shareholder approval to adopt each Fund's proposed new investment objective as non-fundamental. Therefore, if the new objective is approved as non-fundamental, the Board will have the authority to change or to modify the new objective without seeking approval from shareholders. The Board seeks this authority so that, if necessary, it can react to further market developments without incurring the cost and delay of seeking shareholder approval.

                     THE BOARD RECOMMENDS THAT SHAREHOLDERS
                             VOTE "FOR" PROPOSAL 1.

                          ____________________________




PROPOSAL 2: TO APPROVE OR DISAPPROVE A PROPOSAL TO MODIFY OR ELIMINATE CERTAIN FUNDAMENTAL INVESTMENT POLICIES OF THE FUNDS

     The Board seeks shareholder approval to modify or eliminate certain of the Funds' fundamental investment policies that can be changed only with shareholder approval ("fundamental policies"). Some of these fundamental policies reflect past regulatory, business or industry conditions, practices or requirements that are no longer in effect. Some of these fundamental policies merely restate existing regulatory requirements that will continue to apply to the Funds. Some of these policies impose limits that are more restrictive than those permitted by applicable regulatory standards. The Board seeks to simplify and modernize the Funds' fundamental policies by making these proposed changes. Descriptions of these proposed changes to each Fund's fundamental policies are set forth below, along with a summary of the corresponding current fundamental policies.

UTILITIES INCOME FUND AND LIFE SERIES UTILITIES INCOME FUND
-----------------------------------------------------------

     (A)    MODIFICATION OF THE FUNDAMENTAL POLICY ON CONCENTRATION.

     Each Fund currently has a fundamental policy regarding the concentration of its investments. This policy provides that each Fund may not "concentrate investments in any particular industry, except the Fund may concentrate its investments in securities of companies in the public utilities industry."

     The Investment Company Act of 1940 ("1940 Act") requires funds to state their policy regarding concentration of investments. The Securities and Exchange Commission ("SEC") takes the position that the investment of more than 25% of a fund's assets in any one industry represents concentration. Consequently, each Fund's current concentration policy states the Fund may concentrate its investments in securities of companies in the public utilities industry. The proposed new concentration policy would state that the Fund may not purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, more than 25% of the Fund's total assets would be invested in the securities of companies whose principal business activities are in the same industry. This new policy would prohibit each Fund from concentrating investments in securities issued by companies within any particular industry.

UTILITIES INCOME FUND ONLY
--------------------------

     (B)    MODIFICATION OF THE FUNDAMENTAL POLICY ON DIVERSIFICATION.

     The Fund currently has a fundamental policy that provides that the Fund may not "purchase more than 10% of the outstanding voting securities of any one issuer, or more than 10% of any class of voting securities of one issuer (all debt and all preferred stock of an issuer are each considered a single class for this purpose)." The Board proposes that this policy be changed as follows: "With respect to 75% of the total assets of the Fund, the Fund may not invest more than 5% of its assets (valued at market value) in securities of any one issuer other than the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the voting securities of any one issuer." The proposed policy complies with the standard established by the 1940 Act for diversified investment companies such as the Fund. If shareholders approve this proposal, the Fund will remain a diversified investment company.

     (C) ELIMINATION OF THE FUNDAMENTAL POLICY ON INVESTING IN ISSUERS WHOSE SECURITIES ARE OWNED BY OFFICERS AND DIRECTORS OF THE FUND OR FIMCO.

     The Fund currently has a fundamental policy that provides that the Fund may not "invest in any securities of any issuer if, to the knowledge of the Fund, any officer or director of Series Fund II or of the adviser owns more than 1/2 of 1% of the outstanding securities of such issuer, and such officers or directors who own more than 1/2 of 1% in the aggregate more than 5% of the outstanding securities of such issuer." The 1940 Act does not require the Fund to have such a policy with respect to its investments. This policy reflects past state "Blue Sky" regulations that are no longer in effect. Many mutual funds organized in recent years have no such policy. The Board believes that eliminating this fundamental policy will simplify and modernize the fundamental policies of the Fund.

     (D) ELIMINATION OF THE FUNDAMENTAL POLICY ON INVESTING IN ISSUERS FOR PURPOSES OF CONTROL.

     The Fund currently has a policy that provides that the Fund may not "make investments for the purpose of exercising control or management." The 1940 Act does not require that the Fund have such a policy. Many mutual funds organized in recent years do not have such a policy. The Board recommends eliminating this fundamental policy to simplify and modernize the fundamental policies of the Fund.

     (E) ELIMINATION OF THE FUNDAMENTAL POLICY ON THE PURCHASE OR SALE OF SECURITIES BY THE FUND TO FIMCO OR OFFICERS AND DIRECTORS OF THE FUND.

     The Fund currently has a policy that provides that the Fund may not "purchase or sell portfolio securities from or to the adviser or any director or officer thereof or of Series Fund II, as principals." This policy restates existing law. The 1940 Act generally prohibits such transactions and it does not require that this prohibition be a fundamental policy of the Fund. The Board believes that eliminating this fundamental policy will simplify and modernize the fundamental policies of the Fund.

LIFE SERIES UTILITIES INCOME FUND ONLY
--------------------------------------

     (B) ELIMINATION OF THE FUNDAMENTAL POLICY ON INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES.

     The Fund currently has a fundamental policy that provides that the Fund will not "purchase the securities of other investment companies or investment trusts, except as they may be acquired as part of a merger, consolidation or acquisition of assets." The 1940 Act does not prohibit the Fund from investing in other investment companies. If this policy were eliminated, the Fund would still be subject to limitations established by the 1940 Act regarding investments in other investment companies. The Fund has no current intention of investing in other investment companies. The Board believes that eliminating this fundamental policy will simplify and modernize the fundamental policies of the Fund.

     (C) ELIMINATION OF THE FUNDAMENTAL POLICY THAT PROHIBITS THE FUND FROM PURCHASING OR SELLING PUTS, CALLS, STRADDLES OR SPREADS.

     The Fund currently has a policy that provides that the Fund will not "[b]uy or sell puts, calls, straddles or spreads." The 1940 Act does not require the Fund to have a fundamental policy that prohibits these transactions. The Board believes that eliminating this policy will help permit the Fund achieve its new objective and strategies. If shareholders approve elimination of the current policy, the Board will adopt the following non-fundamental policy: "The Fund may write covered call options."

     When the Fund writes a covered call option, it sells an option on a security to sell the security to the purchaser of the option at a set price within a specified amount of time. The Fund may wish to write a covered call option if the investment adviser does not wish to sell the underlying security due to good long-term potential, but believes that the security may not increase in value above the option exercise price during the period of the option. Covered call writing can be an effective tool to increase the Fund's income.

     (D) MODIFICATION OF THE FUNDAMENTAL POLICY ON INVESTING IN REAL ESTATE, COMMODITIES, OR INTERESTS IN OIL, GAS OR MINERAL EXPLORATIONS.

     The Fund currently has a policy that provides that the Fund will not "[b]uy or sell real estate, commodities, or commodity contracts (unless acquired as a result of ownership of securities) or interests in oil, gas or mineral explorations; provided however, a Fund may invest in securities secured by real estate or interests in real  estate...."  The Board proposes that this policy be modified to state that the Fund will not "Buy or sell commodities or commodity contracts, or real estate or interests in real estate, except that the Fund may purchase and sell futures contracts, options on futures contracts, securities that are secured by real estate, securities of companies which invest or deal in real estate, and interests in real estate investment trusts." The primary purpose of this proposed policy change is to permit the Fund to invest in real estate investment trusts, which often have excellent potential for appreciation as well as income. Under this proposal, the fund also would be able to invest in future contracts and options on futures contracts.

     If the proposed modification is approved, the Funds have no current intent to invest in futures contracts or options on futures contracts. Any use of such instruments involves certain risks, including: (1) dependence on the adviser's ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of options, futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use such instruments are different from those needed to select portfolio securities; and (4) the possible absence of a liquid secondary market for any particular instrument at any time.

                     THE BOARD RECOMMENDS THAT SHAREHOLDERS
                              VOTE "FOR" PROPOSAL 2

                          ____________________________


REQUIRED VOTE
-------------

     Approval of each proposal  requires the  affirmative  vote of the lesser of
(1) 67% or more of the shares of each Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting.



                                OTHER INFORMATION

     SHAREHOLDER PROPOSALS. As a general matter, the Fund does not hold regular annual or other regular meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Funds' shareholders should send such proposals to the Funds at 95 Wall Street, New York, New York 10005. Proposals must be received within a reasonable period of time prior to any meeting to be included in the proxy materials or otherwise to be considered at the meeting. Moreover, inclusion of such proposals is subject to limitations under the federal securities laws. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

     OTHER BUSINESS. The Funds' management knows of no other business to be presented to the Meeting other than the matters set forth in this Proxy

Statement, but should any other matter requiring a vote of the Funds' shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Funds.

                      FIRST INVESTORS UTILITIES INCOME FUND
               PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 31, 2002

  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN, DATE,
            AND RETURN THE PORTION BELOW IN THE ENCLOSED ENVELOPE TO:

                                Proxy Department
                      Administrative Data Management Corp.
                                 581 Main Street
                       Woodbridge, New Jersey 07095-1198.

  YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE EXPENSE OF FURTHER SOLICITATIONS.

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, an authorized person must sign in full the corporate or partnership name. Please indicate your vote for each proposal by marking the appropriate boxes below on this proxy card. IF YOU SIGN THE PROXY WITHOUT MARKING ANY BOX, YOUR PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSALS SPECIFIED BELOW.
--------------------------------------------------------------------------------

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS of First Investors Utilities Income Fund ("Fund"), a series of First Investors Series Fund II, Inc. The undersigned appoints as proxies Concetta Durso and Geeta Alphonso, with power of substitution, to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held on October 31, 2002, at 10:00 a.m. Eastern Time at 95 Wall Street, New York, New York 10005, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.


1.(A) To approve a proposal to change the Fund's investment objective. FOR [ ]
  AGAINST [ ] ABSTAIN [ ]

  (B) To approve a proposal to change the Fund's investment objective from fundamental to non-fundamental. FOR [ ] AGAINST [ ] ABSTAIN [ ]

2.(A) To approve a proposal to modify the Fund's fundamental policy on concentration. FOR [ ] AGAINST [ ] ABSTAIN [ ]

  (B) To approve a proposal to modify the Fund's fundamental policy on diversification. FOR [ ] AGAINST [ ] ABSTAIN [ ]

  (C) To approve a proposal to eliminate the Fund's fundamental policy on investing in issuers whose securities are owned by officers and directors of the Fund or the adviser. FOR [ ] AGAINST [ ] ABSTAIN [ ]

  (D) To approve a proposal to eliminate the Fund's fundamental policy on investing in issuers for purposes of control. FOR [ ] AGAINST [ ] ABSTAIN [ ]

  (E) To approve a proposal to eliminate the Fund's fundamental policy on the purchase or sale of securities by the Fund to the adviser or officers and directors of the Fund. FOR [ ] AGAINST [ ] ABSTAIN [ ]



                   _____________________________________________    ____________
                   Signature (owner, trustee, custodian, etc.)      Date

                   ____________________________________________     ____________
                   Additional Signature if held jointly             Date